EXHIBIT 4.11

When recorded return to:
Space Above this Line Reserved for Recorder’s Use Only
Supplemental Indenture
MADE AS OF [                    ], TO BE EFFECTIVE [                    ]

NORTHERN ILLINOIS GAS COMPANY
TO
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
TRUSTEE UNDER INDENTURE DATED AS OF
JANUARY 1, 1954
AND
SUPPLEMENTAL
INDENTURES THERETO

FIRST MORTGAGE BONDS
[                    ] SERIES DUE [                                        ]

     THIS SUPPLEMENTAL INDENTURE, made as of the [                    ] and effective the [                    ], between NORTHERN ILLINOIS GAS COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (hereinafter called the “Trustee”), as successor Trustee under an Indenture dated as of January 1, 1954, as supplemented by Supplemental Indentures dated (or made effective), respectively, February 9, 1954, April 1, 1956, June 1, 1959, July 1, 1960, June 1, 1963, July 1, 1963, August 1, 1964, August 1, 1965, May 1, 1966, August 1, 1966, July 1, 1967, June 1, 1968, December 1, 1969, August 1, 1970, June 1, 1971, July 1, 1972, July 1, 1973, April 1, 1975, April 30, 1976, April 30, 1976, July 1, 1976, August 1, 1976, December 1, 1977, January 15, 1979, December 1, 1981, March 1, 1983, October 1, 1984, December 1, 1986, March 15, 1988, July 1, 1988, July 1, 1989, July 15, 1990, August 15, 1991, July 15, 1992, February 1, 1993, March 15, 1993, May 1, 1993, July 1, 1993, August 15, 1994, October 15, 1995, May 10, 1996, August 1, 1996, June 1, 1997, October 15, 1997, February 15, 1998, June 1, 1998, February 1, 1999, February 1, 2001, May 15, 2001, August 15, 2001, December 15, 2001, December 1, 2003, December 15, 2006, and August 1, 2008 effective August 15, 2008 such Indenture dated as of January 1, 1954, as so supplemented, being hereinafter called the “Indenture.”
WITNESSETH:
     WHEREAS, the Indenture provides for the issuance from time to time thereunder, in series, of bonds of the Company for the purposes and subject to the limitations therein specified; and
     WHEREAS, the Company desires, by this Supplemental Indenture, to create an additional series of bonds to be issuable under the Indenture, such bonds to be designated “First Mortgage Bonds, [                    ]Series due [                    ]” (hereinafter called the “bonds of this Series”), and the terms and provisions to be contained in the bonds of this Series or to be otherwise applicable thereto to be as set forth in this Supplemental Indenture; and
     WHEREAS, the forms, respectively, of the bonds of this Series, and the Trustee’s certificate to be endorsed on all bonds of this Series, are to be substantially as follows:

(FORM OF FACE OF BOND)

NO. RU-	$______

Ill. Commerce Commission No.[___]	CUSIP No. ______
NORTHERN ILLINOIS GAS COMPANY
First Mortgage Bond, [                    ]% Series due [                    ]
     NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation (hereinafter called the “Company”), for value received, hereby promises to pay to           or registered assigns, the sum of                     Dollars, on the [                    ], and to pay to the registered owner hereof interest on said sum from the date hereof until said sum shall be paid, at the rate of [                    ] per annum, payable semi-annually on the [                    ] and the [                    ] in each year. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Any installment of interest on this bond may, at the Company’s option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books.
     So long as there is no existing default in the payment of interest on this bond, the interest so payable on any interest payment date will be paid to the person in whose name this bond is registered on [                    ] or [                    ](whether or not a business day), as the case may be, next preceding such interest payment date. If and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name this bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.
     Additional provisions of this bond are set forth on the reverse hereof.
     This bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.
     IN WITNESS WHEREOF, Northern Illinois Gas Company has caused this bond to be executed in its name by its Vice President, manually or by facsimile signature, and has caused its corporate seal to be impressed hereon or a facsimile thereof to be imprinted hereon and to be attested by its Assistant Secretary, manually or by facsimile signature.
Dated: [                    ]

NORTHERN ILLINOIS GAS COMPANY

BY:

Vice President

ATTEST:

Assistant Secretary
(FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION)
     This bond is one of the bonds of the series designated therein, referred to and described in the within-mentioned Supplemental Indenture dated as of [                    ], effective [                    ].
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., TRUSTEE

BY:
Authorized Officer

(FORM OF REVERSE SIDE OF BOND)
     This bond is one, of the series hereinafter specified, of the bonds issued and to be issued in series from time to time under and in accordance with and secured by an Indenture dated as of January 1, 1954, to Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by certain indentures supplemental thereto, executed and delivered to the Trustee; and this bond is one of a series of such bonds, designated “Northern Illinois Gas Company First Mortgage Bonds, [                    ]Series due [                    ](“herein called “bonds of this Series”), the issuance of which is provided for by a Supplemental Indenture dated as of [                    ], effective [                    ](hereinafter called the “Supplemental Indenture”), executed and delivered by the Company to the Trustee. The term “Indenture”, as hereinafter used, means said Indenture dated as of January 1, 1954, and all indentures supplemental thereto (including, without limitation, the Supplemental Indenture) from time to time in effect. Reference is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of said bonds, of the Company and of the Trustee in respect of the security, and the terms and conditions governing the issuance and security of said bonds.
     With the consent of the Company and to the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture or of any supplemental indenture and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compliance with any provision of the Indenture or of any supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds then outstanding under the Indenture, and by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds of any series then outstanding under the Indenture and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, but in any case excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Indenture; subject, however, to the condition, among other conditions stated in the Indenture, that no such modification or alteration shall be made which, among other things, will permit the extension of the time or times of payment of the principal of or the interest or the premium, if any, on this bond, or the reduction in the principal amount hereof or in the rate of interest or the amount of any premium hereon, or any other modification in the terms of payment of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Indenture, the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgaged property, all as more fully provided in the Indenture.
     The bonds of this Series may be called for redemption by the Company, as a whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the bonds of this Series to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption and the Make-Whole Amount (as defined in the Supplemental Indenture) applicable thereto.

     Notice of each redemption shall be mailed to all registered owners not less than thirty nor more than forty-five days before the redemption date.
     In case of certain completed defaults specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.
     No recourse shall be had for the payment of the principal of or the interest or the premium, if any, on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture, all as more fully provided therein.
     This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, upon surrender and cancellation of this bond; and thereupon a new registered bond or bonds without coupons of the same aggregate principal amount and series will, upon the payment of any transfer tax or taxes payable, be issued to the transferee in exchange herefor. The Company shall not be required to exchange or transfer this bond if this bond or a portion hereof has been selected for redemption.
(END OF BOND FORM)
and
     WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms, and for the purposes herein expressed, have been done and performed, and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized;
     NOW, THEREFORE, in consideration of the premises and of the sum of one dollar paid by the Trustee to the Company, and for other good and valuable consideration, the receipt of which is hereby acknowledged, for the purpose of securing the due and punctual payment of the principal of and the interest and premium, if any, on all bonds which shall be issued under the Indenture, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and in all indentures supplemental thereto, the Company by these presents does grant, bargain, sell, transfer, assign, pledge, mortgage, warrant and convey unto Bank of New York Mellon Trust Company, N.A., as Trustee, and its successor or successors in the trust hereby created, all property, real and personal (other than property expressly excepted from the lien and operation of the Indenture), which, at the actual date of execution and delivery of this Supplemental Indenture, is solely used or held for use in the operation by the Company of its gas utility system and in the conduct of its gas utility business and all property, real and personal, used or useful in the gas utility business (other than property expressly excepted from the lien and operation of the Indenture) acquired by the Company after the actual date of execution and delivery of this Supplemental Indenture or (subject to the provisions of Section 16.03 of the Indenture) by any successor corporation after such execution and delivery, and it is further agreed by and between the Company and the Trustee as follows:
ARTICLE I.
BONDS OF THIS SERIES
     Section 1. The bonds of this Series shall, as hereinbefore recited, be designated as the Company’s “First Mortgage Bonds, [                    ] Series due [                    ]”. The bonds of this Series which may be issued and outstanding shall not exceed [                    ]in aggregate principal amount, exclusive of bonds of such series authenticated and delivered pursuant to Section 4.12 of the Indenture.
     Section 2. The bonds of this Series shall be registered bonds without coupons, and the form of such bonds, and of the Trustee’s certificate of authentication to be endorsed on all bonds of this Series, shall be substantially as hereinbefore recited, respectively.
     Section 3. The bonds of this Series shall be issued in the denomination of $1,000 each and in such integral multiple or multiples thereof as shall be determined and authorized by the Board of Directors of the Company or by any officer of the Company authorized by the Board of Directors to make such determination, the authorization of the denomination of any bond to be conclusively evidenced by the execution thereof on behalf of the Company. The bonds of this Series shall be numbered RU-1 and consecutively upwards, or in such other appropriate manner as shall be determined and authorized by the Board of Directors of the Company.
     All bonds of this Series shall be dated [                    ]except that each bond issued on or after the first payment of interest thereon shall be dated as of the date of the interest payment date thereof to which interest shall have been paid on the bonds of such series next preceding the date of issue, unless issued on an interest payment date to which interest shall have been so paid, in which event such bonds shall be dated as of the date of issue; provided, however, that bonds issued on or after [                    ]and before the next succeeding [                    ]or on or after [                    ]and before the next succeeding [                    ]shall be dated the next succeeding interest payment date if interest shall have been paid to such date. All bonds of this Series shall mature [                    ]and shall bear interest at the rate of [                    ]% per annum until the principal thereof shall be paid. Such interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be payable semi-annually on the [                    ]day of [                      ] and the [                     ]day of [                     ] in each year, beginning [                    ]. So long as there is no existing default in the payment of interest on the bonds of this Series, such interest shall be payable to the person in whose name each such bond is registered on the [                    ]or [                    ] (whether or not a business day), as the case may be, next preceding the respective interest payment dates; provided, however, if and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name each such bond is registered on the record date fixed, in advance, by

the Company for the payment of such defaulted interest. Interest will accrue on overdue interest installments at the rate of [                    ]% per annum.
     The principal of and interest and premium, if any, on the bonds of this Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York. Any installment of interest on the bonds may, at the Company’s option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books. The bonds of this Series shall be registrable, transferable and exchangeable in the manner provided in Sections 4.08 and 4.09 of the Indenture, at either of such offices or agencies.
     Section 4. The bonds of this Series, upon the mailing of notice and in the manner provided in Section 7.01 of the Indenture (except that no published notice shall be required for the bonds of this Series) and with the effect provided in Section 7.02 thereof, shall be redeemable at the option of the Company, as a whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the bonds of this Series to be redeemed plus accrued and unpaid interest of the principal amount being redeemed to the date of redemption plus the Make-Whole Amount applicable thereto. “Make-Whole Amount” means, with respect to any bond of this Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such bond of this Series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
     “Called Principal” means, with respect to any bond of this Series, the principal of such bond of this Series that is to be redeemed.
     “Discounted Value” means, with respect to the Called Principal of any bond of this Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the bond of this Series is payable) equal to the Reinvestment Yield with respect to such Called Principal.
     “Reinvestment Yield” means, with respect to the Called Principal of any bond of this Series, .50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond of this Series.
     “Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
     “Remaining Scheduled Payments” means, with respect to the Called Principal of any bond of this Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the bond of this Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to the terms of this Supplemental Indenture.
     “Settlement Date” means, with respect to the Called Principal of any bond of this Series, the date on which such Called Principal is to be redeemed.
Section 5. No sinking fund is to be provided for the bonds of this Series.
ARTICLE II.
MISCELLANEOUS PROVISIONS
     Section 1. This Supplemental Indenture is executed by the Company and the Trustee pursuant to provisions of Section 4.02 of the Indenture and the terms and conditions hereof shall be deemed to be a part of the terms and conditions of the Indenture for any and all purposes. The Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

     Section 2. This Supplemental Indenture shall bind and, subject to the provisions of Article XVI of the Indenture, inure to the benefit of the respective successors and assigns of the parties hereto.
      Section 3. Although this Supplemental Indenture is made as of [                      ], effective[                      ], it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustee on the date indicated by their respective acknowledgements hereto.
     Section 4. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.
     IN WITNESS WHEREOF, Northern Illinois Gas Company has caused this Supplemental Indenture to be executed in its name by its President, a Vice President, or Treasurer, and its corporate seal to be hereunto affixed and attested by its Assistant Secretary, and Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, has caused this Supplemental Indenture to be executed in its name by one of its Assistant Vice Presidents, and its seal to be hereunto affixed and attested by one of its Assistant Secretaries, all as of the day and year first above written.

NORTHERN ILLINOIS GAS COMPANY
BY:

ATTEST:
BY:

BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.,
as Trustee

BY:
Name:
Title:

ATTEST:
BY:
Name:
Title:

STATE OF ILLINOIS	}	SS:
COUNTY OF DUPAGE	}
     I,                                         , a Notary Public in the State aforesaid, DO HEREBY CERTIFY that [                    ] of Northern Illinois Gas Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, and [                    ] of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such [                    ] and [                    ], respectively, and who are both personally known to me to be the [                    ] and [                    ], respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such [                    ] and [                    ], respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.
      GIVEN under my hand and notarial seal this                       day of                       , [                     ] A.D.

Notary Public

My Commission expires                       __, 20__.

STATE OF ILLINOIS	}	SS:
COUNTY OF COOK	}
     I,                              , a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that                     , [Assistant Vice President] of Bank of New York Mellon Trust Company, N.A., one of the parties described in and which executed the foregoing instrument, and                     , an [Assistant Secretary] of said trust company, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such [Assistant Vice President and Assistant Secretary], respectively, and who are both personally known to me to be an [Assistant Vice President and an Assistant Secretary], respectively, of said trust company, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such [Assistant Vice President and Assistant Secretary], respectively, of said trust company, and as the free and voluntary act of said trust company, for the uses and purposes therein set forth.
      GIVEN under my hand and notarial seal this                        day of                      , [                      ] A.D.

Notary Public

      My Commission expires                       ___, 20__.

RECORDING DATA
     This Supplemental Indenture was recorded on                     , ___, in the office of the Recorder of Deeds in certain counties in the State of Illinois, as follows:

County	Document No.
Cook
Adams
Boone
Bureau
Carroll
Champaign
DeKalb
DeWitt
DuPage
Ford
Grundy
Hancock
Henderson
Henry
Iroquois
JoDaviess
Kane
Kankakee
Kendall
Lake
LaSalle
Lee
Livingston
McHenry
McLean
Mercer
Ogle
Piatt
Pike
Rock Island
Stephenson
Tazewell
Vermilion
Whiteside
Will
Winnebago
Woodford